                                                                    EXHIBIT 11.1

                 COMPUTATION OF PRO FORMA NET INCOME PER SHARE


EPS CALCULATION AS OF 12/31/95
------------------------------

Shares issued and outstanding...........                        8,998,650
Preferred shares converted upon IPO.....                        5,063,850
                                                              -----------
Pro forma shares outstanding............                       14,062,500
Options issued within one year of IPO...       982,500
Proceeds................................   $ 3,249,128
Assumed buyback price...................   $     12.00
                                           -----------
Shares bought back......................       270,761
Common equivalent shares................                          711,739
                                                              -----------
Total weighted average Common Shares....                       14,774,239
Net income at December 31, 1995.........                        4,480,036
                                                              -----------

Pro forma net income per share..........                      $      0.30
                                                              ===========

EPS CALCULATION AS OF 9/29/96
----------------------------------------

Shares issued and outstanding...........                        8,998,650
Preferred shares converted upon IPO.....                        5,063,850
                                                              -----------
Pro forma shares outstanding............                       14,062,500
Options issued within one year of IPO...       982,500
Proceeds................................   $ 3,249,128
Assumed buyback price...................   $     12.00
                                           -----------
Shares bought back......................       270,761
Common equivalent shares................                          711,739
                                                              -----------
Total weighted average common shares....                       14,774,239
Net income at September 29, 1996........                        5,430,484
                                                              -----------

Proforma net income per share...........                      $      0.37
                                                              ===========